EXHIBIT 10.2


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A UNIT PURCHASE AGREEMENT, DATED AS OF FEBRUARY 22, 2005, AS AMENDED AND RESTATED FROM TIME TO TIME AND THEN IN EFFECT, BY AND AMONG THE BORROWER AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED BY THE HOLDER OF THIS NOTE AT THE PRINCIPAL EXECUTIVE OFFICE OF QUEST MINERALS & MINING CORP.

THIS NOTE IS AN AMENDMENT, MODIFICATION AND RESTATEMENT OF THAT CERTAIN 7% SENIOR SECURED CONVERTIBLE NOTE DATED FEBRUARY 22, 2005 IN THE AGGREGATE PRINCIPAL AMOUNT OF $350,000 MADE BY BORROWER IN FAVOR OF HOLDER (THE "ORIGINAL NOTE") WHICH ORIGINAL NOTE IS NOT BEING REPAID OR REFINANCED BY VIRTURE OF THE ISSUANCE AND ACCEPTANCE OF THIS INSTRUMENT. IT IS THE INTENT OF BORROWER AND HOLDER THAT THE INDEBTEDNESS OF THIS INSTRUMENT SHALL BE A CONTINUANCE OF THE INDEBTEDNESS OF THE ORIGINAL NOTE.


         AMENDED AND RESTATED 7.00% SENIOR SECURED CONVERTIBLE NOTE DUE
                               FEBRUARY 22, 2007

$350,000.00                                                   February 22, 2005
-----------                                                   -----------------
                                  (amended and restated as of February 14, 2006)

FOR VALUE RECEIVED, the undersigned, QUEST MINERALS & MINING CORP (the "Borrower"), promises to pay to PROFESSIONAL TRADERS FUND, LLC or its successors or assigns, as the case may be (in each case, a "Holder"), the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00), together with interest from the date hereof on the unpaid balance of such principal amount from time to time outstanding, at the rate of seven percent (7.00%) per annum, until paid in full or converted pursuant to the terms hereof.

The obligations of the Borrower under this Note are to be secured as set forth in the Security Agreement, amended and restated as of May 16, 2005, between the Borrower and the Holders named therein (as amended or restated from time to time, the "Security Agreement").

Terms used in this Note without definition have the meanings given to such terms in the Security Agreement.

         1.       Principal and Interest.
                  ----------------------

                  (a) Subject to the terms and conditions of this Note, the principal and interest on this Note shall be due and payable as follows:

                           (i)      The entire unpaid balance shall be
immediately due and payable in full on the earlier to occur of February 22, 2007 (the "Maturity Date") or an Acceleration Event (as hereinafter defined).

                           (ii)     Interest on this Note that accrues until the
Maturity Date shall accrue at a rate of 7.00% per annum and shall be due and payable on the Maturity Date. If the entire unpaid balance under this Note is not paid in full or converted into shares of Common Stock pursuant to Section 2 hereof on or prior to the Maturity Date, then after the Maturity Date, the unpaid balance of the principal under this Note and any accrued interest thereon shall bear interest at the default rate of fifteen percent (15%) per annum, such interest payable semiannually, in arrears. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period of which such interest is payable. If any interest rate under this Note exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate of interest permitted by law.

                           (iii)    For the purposes of this Note, the term
"Acceleration Event" shall mean the occurrence of any of the following events:
(A) a Change of Control of the Borrower, (B) a sale by the Borrower of any of its assets, resulting in net proceeds to the Borrower in excess of Five Hundred Thousand Dollars $500,000, or (C) the occurrence of a Default hereunder or under the Security Agreement which is not cured expressly provided herein or therein or waived in writing by Holder. For the purposes of this Note, the term "Change of Control" shall mean (i) any consolidation or merger of the Borrower with or into any other person(s) or entity(-ies) (other than a wholly owned subsidiary of the Borrower), (ii) a sale (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower, or an issuance, sale, transfer or other disposition of the majority of the shares the voting capital stock of the borrower or (iii) the acquisition by any person or entity of beneficial ownership (determined as provided in rule 13d-3 under the Securities Exchange Act) of a majority of the outstanding common stock of the Borrower.

                  (b) The principal under this Note and any interest accrued thereon may be prepaid by the Borrower at any time prior to the Maturity Date, without any fees or penalties to the Borrower for prepayment; provided that, at least ten (10) days prior to any such prepayment, the Borrower shall provide to the Holder reasonable written notice of its intent to prepay this Note, during which notice period, the Holder shall have the option to convert this Note in accordance with Section 2 hereof.

         2.       Conversion.
                  ----------

                  (a) Right to Convert.The principal amount under this Note and the accrued interest thereon may, at the sole option of the Holder, be converted, in whole or in part, at any time into such number of shares (the "Conversion Shares") of the Common Stock of the Borrower, $0.001 par value per share (the "Common Stock") equal to the quotient of (a) the sum of the total unpaid principal being converted under this Note, and the total accrued interest under this Note through the date of conversion applicable to such principal that is being converted and (b) the Conversion Price. For example, if the principal amount of this Note were $5,000 and interest had accrued in the amount of $500, then this Note would be convertible into 73,333 Conversion Shares. For the purposes of this Note, the original "Conversion Price" shall equal $0.0750 and shall be subject to adjustment pursuant to Section 4 hereof. The Conversion Shares, when issued, shall be duly authorized, fully paid and nonassessable shares of Common Stock of the Borrower.

                  (b) Limitations upon Beneficial Ownership. Borrower shall not effect any conversion of this Note and no holder of this Note shall have the right to convert any portion of this Note pursuant to Section 2(a) to the extent that after giving effect to such conversion such holder (together with such holder's affiliates) (A) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through conversion of this Note or otherwise, in excess of 4.99% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including such conversion date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates or acquired by a holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted Note beneficially owned by such holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Borrower (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this
Section 2(b), beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each conversion notice submitted by a holder of this note (a "Conversion Notice") shall constitute a representation by the holder submitting such Conversion Notice that, after giving effect to such Conversion Notice, (A) the holder will not beneficially own (as determined in accordance with this Section 2(b)) and (B) during the 60-day period ending on and including such conversion date, the holder will not have acquired, through conversion of this Note or otherwise, a number of shares of Common Stock in excess of 4.99% of the outstanding shares of Common Stock as reflected in the Borrower's most recent Form 10-QSB or Form 10-KSB, as the case may be, or more recent public press release or other public notice by the Borrower setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions of this Note by such holder since the date as of which such number of outstanding shares of Common Stock was reported.


         3. Default. In the case of one or more of the following events with respect to the Borrower (each, a "Default") (i) the Borrower fails to pay when due any payment of principal or interest hereof; or (ii) the Closing Bid Price (as defined in Section 4.1 ) of the Common Stock is less than $0.01 for 10 consecutive trading days or (iii) the Borrower applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for such Borrower or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Borrower which, in the case of any involuntary case or proceeding, is not dismissed within thirty (30) days; or (iv) the Borrower materially breaches any of the covenants or agreements contained in the Security Agreement or this Note (other than that covered by clauses (i) and (ii) above) or any other agreement between the Holder and the Borrower and such breach remains uncured for a period of thirty (30) days after receipt from the Holder of written notice thereof; then, notwithstanding the foregoing provisions of this Note, upon the occurrence of any Default, the Holder may, upon written notice to the Borrower, declare the unpaid principal and interest on this Note and all other obligations of such Borrower to the Holder at once due and payable, whereupon in each foregoing case such principal, interest and other obligations shall become at once due and payable.

         4. Adjustments. The Conversion Price and the number of Conversion Shares shall be subject to adjustment from time to time as set forth in this
Section 4.

                  4.1 Adjustment for Decline in Stock Price. In the event that the Closing Bid Price (as defined below) of the Common Stock is less than $0.10 for ten (10) consecutive trading days, the Conversion Price will be reduced to $0.05 per share; provided, further, that if the Closing Bid Price of Common Stock is less $0.05 for ten (10) consecutive trading days, the Conversion Price will become the lesser of (i) $0.05 per share and (ii) 70% of the average of the 5 Closing Bid prices of the Common Stock immediately preceding such conversion date. "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security at 4:00 p.m. Eastern Standard Time on the Nasdaq National Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security at 4:00 p.m. Eastern Standard Time on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over the counter market on the electronic bulletin board for such security at 4:00 p.m. Eastern Standard Time as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Borrower. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.).

                  4.2 Adjustments for Certain Dilutive Issuances, Splits and Combinations.

                  (a) Stock Splits and Dividends. If at any time or from time to time after the date hereof when any principal amount under this Note is outstanding, the Borrower fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price shall be appropriately decreased and the number of Conversion Shares issuable to the Holder on exercise of this Note shall be increased in proportion to such increase of the aggregate total of the shares of Common Stock outstanding and shares issuable with respect to such Common Stock Equivalents. In the event that, following any adjustment pursuant to this Section 4.2(a) with respect to Common Stock Equivalents, the right to acquire shares of Common Stock pursuant to such Common Stock Equivalents shall expire or be terminated unexercised, there shall be a proportionate readjustment to increase the Conversion Price and decrease the number of Conversion Shares.

                  (b) Reverse Stock Splits. If at any time or from time to time after the Issue Date and while this Note, or any portion thereof, is outstanding, the number of shares of Common Stock is decreased by a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately adjusted and the Holder shall receive, in lieu of the Conversion Shares issuable on such conversion immediately prior to such effective date, the Common Shares or other capital stock to which the Holder would have been entitled if the Holder had so converted this Note immediately prior thereto, all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

                  4.3 Adjustment for Reorganization, Consolidation, Merger or Reclassification. If after the date hereof the Borrower shall (i) effect a capital reorganization, (ii) consolidate with or merge into any other person, other than a consolidation or merger in which the Company is the continuing corporation, (iii) change the shares of Common Stock issuable upon conversion of this Note into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise, (iv) exchange on a statutory basis securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), or (v) sell, transfer or convey to another entity of the property or assets of the Company as an entirety or substantially as an entirety under any plan or arrangement contemplating the dissolution of the Borrower, then, in each such case, the Holder, upon the conversion of this Note as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation, reclassification, merger or sale, or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Conversion Shares issuable on such conversion immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, reclassification or merger, or in connection with such dissolution, as the case may be, if the Holder had so converted this Note immediately prior thereto (assuming the payment by the Holder of the Conversion Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Borrower for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders not less than 20 days prior to such event.

         5. Waiver of Certain Rights. Subject to any applicable notice periods, all parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

         6. Enforcement. Upon Default, the Holder may employ an attorney to enforce the Holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the Holder reasonable attorneys' fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder's rights and remedies upon Default. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together against any other funds, property or security held by the Holder for payment or security, in the sole discretion of the Holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

         7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Borrower.

         8.       Miscellaneous.
                  -------------

         The following general provisions apply:

                  (a) This Note, and the obligations and rights of the Borrower hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Holder. The transfer of this Note by the Holder is subject to restrictions set forth in the Purchase Agreement.

                  (b) Changes in or amendments or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Borrower and the Holder.

                  (c) All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

                  (d) All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier service, or delivered by hand, to the Borrower or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto and shall be effective upon receipt:

                  If to the Borrower,

                           Quest Minerals & Mining Corp.
                           18B 5th Street
                           Paterson, NJ 07524
                           Telephone: (973) 684-0075
                           Facsimile: (973) 684-8009
                           Attention: Eugene Chiaramonte, Jr.

                  With a copy sent at the same time and by the same means to:

                           Spectrum Law Group, LLP
                           1900 Main Street, Suite 125
                           Irvine, CA 92614
                           Telephone: (949) 851-4300
                           Facsimile: (949) 851-5940
                           Attention: Marc A. Indeglia, Esq.

                  If to the Holder,

                           Professional Traders Fund, LLC
                           1400 Old Country Road, Ste. 206
                           Westbury, NY 11590
                           Telephone: (516) 228-0070
                           Facsimile: (516) 228-8083
                           Attention: Howard Berger

                  With a copy sent at the same time and by the same means to:

                           Sullivan & Worcester, LLP
                           1920 Avenue of the Americas, 29th Floor
                           New York, NY 10104
                           Telephone: (212) 660-3000
                           Facsimile: (212) 660-3001
                           Attention: Andrew T. Solomon, Esq.

                  (e) This Note will be governed by and interpreted and construed in accordance with the internal laws of the State of New York (without reference to principles of conflicts or choice of law that would result in the application of laws of another jurisdiction). The Borrower and the Holder, by their acceptance hereof, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in Manhattan in the State of New York over any action or proceeding arising out of or relating to this Note, and hereby irrevocably agree that all claims in respect to such action or proceeding may be heard and determined in such state or federal court. The Borrower and the Holder each agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


         IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by its duly authorized officer as of the 15th day of February, 2006.

                                       QUEST MINERALS & MINING CORP.

                                       By: /s/ EUGENE CHIARAMONTE, JR.
                                           -------------------------------------
                                           Name:   Eugene Chiaramonte, Jr.
                                           Title:  Vice President